Exhibit 99.1

Bumble Inc. Announces Second Quarter 2025 Results

Total Revenue Decreased 8% to $248 Million
Bumble App Revenue Decreased 8% to $201 Million
Announces Appointment of New CFO

AUSTIN, Texas, August 6, 2025 - Bumble Inc. (NASDAQ: BMBL) today reported financial results for the second quarter ended June 30, 2025.
“Our second quarter results demonstrate how we are moving decisively and with conviction to build a durable foundation for Bumble’s future,” said Whitney Wolfe Herd, Founder & CEO of Bumble Inc. “We are executing a clear framework to strengthen our member base with higher quality and more intentional members, and we have significantly streamlined our cost structure while accelerating innovation across AI, product, and technology. We are committed to delivering safer, smarter, and more personalized experiences that foster real love and connection. The early signals are clear: our renewed focus on quality is resonating, and we are building momentum.”

Second Quarter 2025 Financial and Operational Highlights:
(All comparisons relative to the Second Quarter 2024)
•Total Revenue decreased 7.6% to $248.2 million, compared to $268.6 million. This includes a favorable impact of $2.4 million from foreign currency movements year over year.
oBumble App Revenue decreased 7.6% to $201.4 million, compared to $218.0 million. This includes a favorable impact of $1.2 million from foreign currency movements year over year.
oBadoo App and Other Revenue decreased 7.5% to $46.8 million, compared to $50.6 million. This includes a favorable impact of $1.1 million from foreign currency movements year over year.
•Total Paying Users decreased 8.7% to 3.8 million, compared to 4.1 million.
•Total Average Revenue per Paying User ("ARPPU") increased to $21.69, compared to $21.37.
•Net loss was $367.0 million, or (147.8)% of revenue, which included $404.9 million of non-cash impairment charges, compared to net earnings of $37.7 million, or 14.0% of revenue.
•Adjusted EBITDA was $94.6 million, or 38.1% of revenue, compared to $75.0 million, or 27.9% of revenue.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

“We exceeded our Adjusted EBITDA guidance in the second quarter as we significantly reduced our cost structure and realigned our marketing strategy with our organic growth focus,” said Ron Fior, Interim CFO of Bumble Inc. “These moves have greatly improved our operational efficiency and created room to reinvest in brand, trust, talent, and product innovation while protecting cash generation. We have more work ahead but we’re confident that we have put Bumble on a sustainable path to unlock long-term value.”
Key Operating Metrics:

The following metrics were calculated excluding paying users and revenue generated from Official, advertising and partnerships or affiliates. As of June 30, 2025, Geneva had not generated any revenue, and therefore, is excluded from our key operating metrics. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
Bumble App Paying Users	2,499.8	2,817.2
Badoo App and Other Paying Users	1,277.4	1,321.4
Total Paying Users	3,777.2	4,138.6
Bumble App Average Revenue per Paying User	$26.85	$25.79
Badoo App and Other Average Revenue per Paying User	$11.57	$11.93
Total Average Revenue per Paying User	$21.69	$21.37

Balance Sheet:

As of June 30, 2025, total cash and cash equivalents were $261.7 million and total debt was $615.2 million.

The Company concluded that it was necessary to perform an interim impairment test as of June 30, 2025, due to our revised 2025 outlook, which reflects a strategic shift to improve the health of our membership base. Based on the results of the test, we recognized non-cash impairment charges of $398.1 million in the second quarter of 2025.

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth, which is growth in GAAP net earnings (loss) as a percentage of revenue, has not been provided for the outlook included herein, as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Bumble anticipates the following for the third quarter ending September 30, 2025:

Third Quarter 2025:
•Total Revenue in the range of $240 million to $248 million, which includes:
oBumble App Revenue of $194 million to $200 million.
•Adjusted EBITDA of $79 million to $84 million.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Chief Financial Officer Transition
In a separate press release today, the Company announced a Chief Financial Officer transition effective August 12, 2025. Additional details regarding this transition can be found at ir.bumble.com.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its second quarter 2025 financial results at 4:30 p.m. Eastern Time today, August 6, 2025. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.
Definitions

As used in this press release, unless otherwise noted or the context requires otherwise, the following terms have the following meanings. Our key metrics (Bumble App Paying Users, Badoo App and Other Paying Users, Total Paying Users, Bumble App Average Revenue per Paying User, Badoo App and Other Average Revenue per Paying User, and Total Average Revenue per Paying User) were calculated excluding paying users and revenue generated from Official, advertising and partnerships or affiliates. As of June 30, 2025, Geneva had not generated any revenue, and therefore, is excluded from our key operating metrics.

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User or Total ARPPU is a metric calculated based on Total Revenue in any measurement period divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app or Bumble For Friends app subscription plan and/or in-app purchases on Bumble app or Bumble For Friends app in the relevant period.

Bumble App Paying User is a member that has purchased or renewed a Bumble app or Bumble For Friends app subscription plan and/or made an in-app purchase on Bumble app or Bumble For Friends app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.
Bumble App Average Revenue per Paying User or Bumble App ARPPU is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.
Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.
Badoo App and Other Paying User is a member that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month or made a purchase on one of our other apps that we owned and operated in a given month, or made a purchase on other third-party apps that used our technology in the relevant period. We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.
Badoo App and Other Average Revenue per Paying User or Badoo App and Other ARPPU is a metric calculated based on Badoo App and Other Revenue in any measurement period divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.
Non-GAAP Financial Measures
We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest and derivative (gains) losses, net, depreciation and amortization expense, stock-based compensation expenses, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and costs associated with restructuring, as management does not believe these expenses are representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue. In addition to Adjusted EBITDA and Adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by (used in) operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives, effectuate discretionary share repurchases and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysts, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest and derivative (gains) losses, net, depreciation and amortization expense, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and restructuring costs.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of Adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting the current views of management of Bumble Inc. with respect to, among other things, our operations, including the recently announced plan to implement a global workforce reduction and restructuring of our operations and its expected impact, our financial performance, our industry and our business and other non-historical statements, including without limitation statements related to our strategic plans and initiatives (including our innovations across AI, product and technology and our other investments), our ability to unlock long-term value and the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipate(s),” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•the risk that the costs and charges related to our recently announced plan to implement a global workforce reduction and restructuring of our operations may be greater than anticipated or incurred in different periods than anticipated
•the risk that our restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated
•our ability to retain existing members or attract new members and to convert members to paying users (including as a result of shifts in strategy)
•competition and changes in the competitive landscape of our market
•our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•our ability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture, including as such factors may be impacted by our global workforce reductions and efforts to restructure our operations
•our ability to maintain the value and reputation of our brands
•risks relating to changes to our existing brands and products, or the introduction or acquisition of new brands or products
•risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•challenges with properly managing the use of artificial intelligence
•our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•our substantial indebtedness
•affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•the outsized voting rights of Blackstone and our Founder
•the risk that we may experience impairments to our goodwill and intangible assets as a result of a number of factors, some of which are beyond our control

•risks relating to the market price volatility of our Class A common stock, which could limit our ability to make acquisitions and retain key personnel and employees, and result in dilution if our stock-based compensation programs issue increased numbers of shares because of a depressed stock price or could result in increased cash compensation expense in the event that we shift the mix of incentive compensation in favor of cash-based awards over equity-based awards
•changes in business or macroeconomic conditions, including the impact of lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, geopolitical events (such as trade wars), political unrest, armed conflicts, including conflicts in Eastern Europe and the Middle East, widespread health emergencies or pandemics and measures taken in response, extreme weather events or natural disasters
•foreign currency exchange rate fluctuations

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2025, as such factors may be updated from time to time in our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Badoo, Bumble For Friends, and Geneva. The Bumble platform brings people closer to love by enabling them to build healthy relationships. Founded by Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center and connects people across dating (Bumble Date), friendship (Bumble For Friends) and professional networking (Bumble Bizz). Badoo, which was founded in 2006, was one of the pioneers of web and mobile dating products. Bumble For Friends is a friendship app where people in all stages of life can meet people nearby and create meaningful platonic connections. Geneva is a group and community app for people to connect based on shared interests.
Investor Contact
ir@team.bumble.com

Media Contact
press@team.bumble.com

Bumble Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$261,739	$204,319
Accounts receivable (net of allowance of $128 and $103, respectively)	97,395	99,687
Other current assets	38,933	38,236
Total current assets	398,067	342,242
Right-of-use assets	10,797	11,232
Property and equipment (net of accumulated depreciation of $26,847 and $21,811, respectively)	8,615	8,495
Goodwill	1,129,007	1,386,229
Intangible assets, net	588,867	748,906
Deferred tax assets, net	15,495	16,300
Other noncurrent assets	10,647	11,483
Total assets	$2,161,495	$2,524,887
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$8,867	$6,609
Deferred revenue	40,837	43,411
Accrued expenses and other current liabilities	65,041	82,800
Current portion of long-term debt, net	5,750	5,750
Total current liabilities	120,495	138,570
Long-term debt, net	609,418	611,346
Deferred tax liabilities, net	253	777
Payable to related parties pursuant to a tax receivable agreement	399,740	400,926
Other long-term liabilities	27,096	24,214
Total liabilities	1,157,002	1,175,833
Commitments and contingencies
Shareholders’ equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 103,951,845 shares issued and outstanding as of June 30, 2025; 107,107,632 shares issued and outstanding as of December 31, 2024)	1,040	1,071
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	—	—
Additional paid-in capital	1,384,634	1,453,483
Accumulated deficit	(941,392)	(701,092)
Accumulated other comprehensive income	133,329	71,073
Total Bumble Inc. shareholders’ equity	577,611	824,535
Noncontrolling interests	426,882	524,519
Total shareholders’ equity	1,004,493	1,349,054
Total liabilities and shareholders’ equity	$2,161,495	$2,524,887

Bumble Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Revenue	$248,229	$268,615	$495,330	$536,390
Operating costs and expenses:
Cost of revenue	74,338	80,041	147,691	161,330
Selling and marketing expense	32,092	67,562	91,826	131,179
General and administrative expense	36,146	36,329	57,790	57,185
Product development expense	32,510	15,705	67,014	51,722
Depreciation and amortization expense	6,631	17,024	16,216	34,230
Impairment loss	404,855	—	408,486	—
Total operating costs and expenses	586,572	216,661	789,023	435,646
Operating earnings (loss)	(338,343)	51,954	(293,693)	100,744
Interest expense, net	(10,259)	(9,082)	(22,308)	(18,000)
Other income (expense), net	(11,912)	(558)	(18,674)	917
Income (loss) before income taxes	(360,514)	42,314	(334,675)	83,661
Income tax provision	(6,469)	(4,628)	(12,477)	(12,102)
Net earnings (loss)	(366,983)	37,686	(347,152)	71,559
Net earnings (loss) attributable to noncontrolling interests	(113,239)	10,291	(106,852)	19,547
Net earnings (loss) attributable to Bumble Inc. shareholders	$(253,744)	$27,395	$(240,300)	$52,012
Net earnings (loss) per share attributable to Bumble Inc. shareholders
Basic earnings (loss) per share	$(2.45)	$0.22	$(2.31)	$0.41
Diluted earnings (loss) per share	$(2.45)	$0.22	$(2.31)	$0.41

Bumble Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Cash flows from operating activities:
Net earnings (loss)	$(366,983)	$37,686	$(347,152)	$71,559
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Impairment loss	404,855	—	408,486	—
Depreciation and amortization expense	6,631	17,024	16,216	34,230
Changes in fair value of interest rate swaps	1,234	(114)	3,870	(1,692)
Changes in fair value of contingent earn-out liability	1,701	(3,654)	(581)	(19,343)
Non-cash lease expense	834	889	1,624	1,783
Tax receivable agreement liability remeasurement expense	29	—	886	230
Deferred income tax	557	1,322	1,884	1,486
Stock-based compensation expense	5,849	2,089	9,987	2,115
Net foreign exchange difference	14,775	513	25,635	658
Other, net	506	778	1,564	(2,459)
Changes in assets and liabilities:
Accounts receivable	(934)	(904)	(1,654)	2,662
Other current assets	(1,682)	322	(123)	(3,945)
Accounts payable	4,150	(2,226)	2,173	1,160
Deferred revenue	(242)	(74)	(1,971)	(2,047)
Legal liabilities	425	(7,913)	425	(25,228)
Lease liabilities	(1,023)	(366)	(1,911)	(752)
Accrued expenses and other current liabilities	(3,172)	(12,117)	(8,647)	(24,997)
Other, net	3,726	(330)	3,770	(75)
Net cash provided by operating activities	71,236	32,925	114,481	35,345
Cash flows from investing activities:
Capital expenditures	(3,509)	(1,730)	(5,920)	(4,531)
Net cash used in investing activities	(3,509)	(1,730)	(5,920)	(4,531)
Cash flows from financing activities:
Repayment of term loan	(1,437)	(1,437)	(2,875)	(2,875)
Distributions paid to noncontrolling interest holders	(5,187)	(2,897)	(5,194)	(5,618)
Share repurchases	—	—	(28,682)	(62,108)
Purchase of Common Units	—	—	—	(22,155)
Withholding tax paid on behalf of employees on stock-based awards	(2,314)	(2,303)	(5,736)	(8,247)
Payments on tax receivable agreement	—	—	(8,917)	—
Net cash used in financing activities	(8,938)	(6,637)	(51,404)	(101,003)
Effects of exchange rate changes on cash and cash equivalents	1,146	(381)	1,474	1,217
Net increase (decrease) in cash and cash equivalents and restricted cash, including cash classified within current assets held for sale	59,935	24,177	58,631	(68,972)
Cash and cash equivalents and restricted cash, beginning of the period	205,758	266,053	207,062	359,202
Cash and cash equivalents and restricted cash, end of the period	265,693	290,230	265,693	290,230
Less restricted cash	(3,642)	(3,566)	(3,642)	(3,566)
Less cash classified within current assets held for sale	(312)	—	(312)	—
Cash and cash equivalents, end of the period	$261,739	$286,664	$261,739	$286,664

Bumble Inc.
Reconciliation of GAAP to NON-GAAP Financial Measures
(Unaudited)

Reconciliation of Net Earnings to Adjusted EBITDA and Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Net earnings (loss)	$(366,983)	$37,686	$(347,152)	$71,559
Add back:
Income tax provision	6,469	4,628	12,477	12,102
Interest and derivative (gains) losses, net(1)	10,259	8,968	22,308	16,308
Depreciation and amortization expense	6,631	17,024	16,216	34,230
Stock-based compensation expense	5,849	2,089	9,987	2,115
Employer costs related to stock-based compensation(2)	484	561	1,189	1,949
Litigation costs, net of insurance reimbursements(3)	798	3,500	2,085	8,736
Foreign exchange loss(4)	12,037	629	18,054	628
Restructuring costs(5)	12,178	3,157	13,388	19,773
Transaction and other costs(6)	272	377	1,585	714
Changes in fair value of contingent earn-out liability	1,701	(3,654)	(581)	(19,343)
Changes in fair value of investments in equity securities	7	43	58	46
Tax receivable agreement liability remeasurement expense(7)	29	—	886	230
Impairment loss(8)	404,855	—	408,486	—
Adjusted EBITDA	$94,586	$75,008	$158,986	$149,047
Net earnings (loss) margin	(147.8)%	14.0%	(70.1)%	13.3%
Adjusted EBITDA margin	38.1%	27.9%	32.1%	27.8%

Net cash provided by operating activities	$71,236	$32,925	$114,481	$35,345
Less:
Capital expenditures	(3,509)	(1,730)	(5,920)	(4,531)
Free cash flow	$67,727	$31,195	$108,561	$30,814
Operating cash flow conversion	*	87.4%	*	49.4%
Free cash flow conversion	71.6%	41.6%	68.3%	20.7%
*Not meaningful
(1)Includes interest income received on money market funds and interest rate swaps, fair value changes in interest rate swaps, and interest expense incurred in connection with our long-term debt.
(2)Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(3)Represents certain litigation costs, net of insurance proceeds, associated with pending litigations or settlements of litigation that arise outside of the ordinary course of business.
(4)Represents foreign exchange loss due to foreign currency transactions.
(5)Represents costs associated with discontinuing the operations of the Fruitz and Official apps and the 2025 and 2024 Restructuring Plans, such as severance, benefits and other related costs.
(6)Represents transaction costs primarily related to acquisitions.
(7)Represents recognized adjustments to the tax receivable agreement liability.
(8)Represents impairment charges to the Official asset group in the first quarter of 2025, and to indefinite lived-intangible assets, goodwill and Fruitz asset held for sale in the second quarter of 2025.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Cost of revenue	$194	$(226)	$348	$319
Selling and marketing expense	590	44	(249)	(2,818)
General and administrative expense	3,507	7,892	(387)	6,386
Product development expense	1,558	(5,621)	10,275	(1,772)
Total stock-based compensation expense	$5,849	$2,089	$9,987	$2,115

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Cost of revenue GAAP	$74,338	$80,041	$147,691	$161,330
Stock-based compensation expense	(194)	226	(348)	(319)
Employer costs related to stock-based compensation	(14)	(30)	(39)	(94)
Restructuring costs	(958)	(85)	(994)	(1,006)
Transaction and other costs	(349)	—	(434)	(144)
Cost of revenue non-GAAP	$72,823	$80,152	$145,876	$159,767

(In thousands)	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Selling and marketing expense GAAP	$32,092	$67,562	$91,826	$131,179
Stock-based compensation expense	(590)	(44)	249	2,818
Employer costs related to stock-based compensation	(16)	(65)	(55)	(204)
Restructuring costs	(1,830)	(163)	(2,025)	(3,247)
Selling and marketing expense non-GAAP	$29,656	$67,290	$89,995	$130,546

(In thousands)	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
General and administrative expense GAAP	$36,146	$36,329	$57,790	$57,185
Changes in fair value of contingent earn-out liability	(1,701)	3,654	581	19,343
Litigation costs, net of insurance proceeds	(798)	(3,500)	(2,085)	(8,736)
Stock-based compensation expense	(3,507)	(7,892)	387	(6,386)
Employer costs related to stock-based compensation	(80)	(134)	(299)	(611)
Restructuring costs	(3,354)	(1,482)	(3,429)	(6,072)
Transaction and other costs	163	(377)	(245)	(570)
General and administrative expense non-GAAP	$26,869	$26,598	$52,700	$54,153

(In thousands)	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Product development expense GAAP	$32,510	$15,705	$67,014	$51,722
Stock-based compensation expense	(1,558)	5,621	(10,275)	1,772
Employer costs related to stock-based compensation	(374)	(332)	(796)	(1,040)
Restructuring costs	(6,036)	(1,427)	(6,940)	(9,448)
Transaction and other costs	(86)	—	(906)	—
Product development expense non-GAAP	$24,456	$19,567	$48,097	$43,006

(In thousands)	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Total operating costs and expenses GAAP	$586,572	$216,661	$789,023	$435,646
Impairment loss	(404,855)	—	(408,486)	—
Depreciation and amortization expense	(6,631)	(17,024)	(16,216)	(34,230)
Changes in fair value of contingent earn-out liability	(1,701)	3,654	581	19,343
Litigation costs, net of insurance proceeds	(798)	(3,500)	(2,085)	(8,736)
Stock-based compensation expense	(5,849)	(2,089)	(9,987)	(2,115)
Employer costs related to stock-based compensation	(484)	(561)	(1,189)	(1,949)
Restructuring costs	(12,178)	(3,157)	(13,388)	(19,773)
Transaction and other costs	(272)	(377)	(1,585)	(714)
Total operating costs and expenses non-GAAP	$153,804	$193,607	$336,668	$387,472